Exhibit 10.21

(93)Nanerjianzi No. 024

Manufacturing and Export Zone Administrative Department,

Ministry of Economy   Nanzi Manufacturing and Export Zone

Land Lease Contract

Philips Electronic Building Elements Industries (Taiwan) Ltd (the “Lessee”) hereby leases two plots of public land in Nanzi Manufacturing and Export Zone from Manufacturing and Export Zone Administrative Department, Ministry of Economy (the “Lessor”). The lessee and the lessor enter into the lease contract as follows:

1.             Place, Area and Rent of the Land

								Public
								facilities
								construction
						Monthly	Rent	expense
	Place of the land					rent/m2	payable per	payable per
Number				Number	Leased	(New	month (New	month (New
of the				of the	area	Taiwan	Taiwan	Taiwan
property	Zone	Section	Subsection	land	(m2)	Dollars)	dollars)	dollars)	Remarks
Al071	Nanzi District	Heping section	The second subsection	712	734	11.5	8,441	0

Approved for lease the land hereunder by the letter of Jingjiachu erjianzi No. 09301021110 on July 13, 2004 with an area as listed in this table. The land is the apportioned base area for purchasing standard factory building.

			The second subsection	715

Total					734	11.5	8,441	0

2.                         The lease term is from August 1, 2004 to July 31, 2014.

3.                         The land leased hereunder will be only used by approved enterprise operating business within the zone for constructing offices, factory buildings, warehouses or premises and the offices of the branches established by responsible organ of the enterprise within the zone.

4.                         Within the period of the contract, if the lessee does not continue using the whole or part of the land leased by it, it shall apply for canceling the lease, but shall not sublease or lend the land to other persons.

5.                         If the lessee applies for leasing land for constructing factory buildings or other buildings by itself, the following land shall be reserved as setback land: three meters between and behind adjoining lands leased by other persons: six meters facing a side of main road, five meters facing a side of inner ring and branch road, and four meters facing a side of sub-branch road. The lessee shall clean up and green the setback land at its own expense.

6.                         If the lessee applies for leasing land for constructing factory buildings or other buildings by itself, such construction shall be based on the principle of constructing storied buildings and necessary accessory buildings of the storied buildings. The building coverage and plot ratio shall be in compliance with the relevant building laws.

7.                         If the leased land currently is used as public facilities, the administrative department will administer the land as a whole, and the lessee shall not claim that the land shall be used for building or other purpose.

8.                         The lessee agrees to automatically pay the treasury agency as designated by the lessor the rent and expenses 8,441 New Taiwan Dollars as set forth in Article 1 hereof before the fifth day of each month. If the lessee fails to make the payment after the payment day, liquidated damages will be additionally charged as follows:

8.1                   If the delay is more than one month but less than two months, 5% of the total amount of the rent and expenses will be additionally charged.

8.2                   If the delay is more than two month but less than three months, 10% of the total amount of the rent and expenses will be additionally charged.

8.3                   If the delay is more than three month but less than four months, 15% of the total amount of the rent and expenses will be additionally charged.

8.4                   If the lessee fails to pay off the rent, expenses and liquidated damages after four months from the payment day, the lessor may recover the rent, expenses and liquidated damages and immediately terminate the contract.

9.                         Besides paying the rent monthly, the lessee shall pay the public facility construction expenses as provided for in Article 11 of Manufacturing and Export Zone Setup and Administration Ordinance at ...New Taiwan Dollars per square meter per month based on the area of the leased land for up to twenty years for each plot. The twenty years period of the public facility constructions expenses set forth in this contract will expire       (date).

10.                   In the event the government prescribes the land price over again, the rent hereunder will be adjusted according to the new land price from the 1st day of the month following the proclamation of new land price.

11.                   If the lessee leases the land for constructing factory buildings or other buildings by itself, it shall commence the construction within three months from the execution of the contract and complete the construction according to the plan. If the lessee fails to commence the construction within the stipulated period or though the lessee applies for postponing the commencement but fails to commence the construction upon expiration of the postponed period or fails to complete the construction according to the plan, the lessor may terminate the contract and withdraw the land, and the rent and public facility construction expenses already paid will not be refunded. If there are uncompleted buildings on the land, the lessor can dispose them according to law or require the lessee to remove them and restitute the original state, and the lessee shall not raise any objection or resist.

12.                   If the lessee must excavate roads within the zone, water supply (drainage) pipeline or other public facilities for constructing factory buildings or other buildings, it shall apply to the lessor for approval and pay the deposit in advance and shall restitute the original state after the completion of the construction. The deposit will be refunded without interest after restituting the original state; otherwise, the deposit will not be refunded.

13.                   The lessor may terminate the contract by notifying the lessee under any of the following circumstances.

13.1             The use of the land by the lessee breaches the provisions of this contract.

13.2             The buildings owned by the lessee are purchased or requisitioned for value according to Article 12 of Manufacturing and Export Zone Setup and Administration Ordinance.

13.3             Accumulated rent and expenses defaulted by the lessee reaches the total amount of the rent and expenses for four months.

13.4             The contract may be terminated according to the Civil Law and Land Law.

13.5             The investment scheme is withdrawn or is withdrawn after approved.

14.                   If the contract is terminated according to the foregoing Article, the lessee shall promptly return the land and transfer its buildings on the land to other enterprises operating businesses within the zone as approved by the administrative department or branch department within two years. If the lessee fails to conduct such treatment or fails to complete such treatment within two years, the lessor may dispose of or purchase all the equipments, materials in or out of all the lessee’s buildings on the land according to law.

15.                   If the lessee needs reletting the land upon expiration of the lease term, it shall apply for reletting in writing three months prior to the expiration of the lease term. If the lessee does not apply for reletting upon expiration of the foregoing three months period, it shall return the land upon expiration of the lease term. The lessee shall transfer its buildings on the land to other enterprises operating businesses within the zone as approved by the administrative department or branch department within six months. If the lessee fails to conduct such treatment or fails to complete such treatment within six months, the lessee shall be deemed breached the contract, and the lessor may dispose of or purchase all the lessee’s buildings and all the equipments, materials in or out of such buildings on the land according to law.

16.                   Upon termination of this contract, impairment money will be charged monthly according to the standard of long-term land rent for the period during which the land is occupied by the original lessee. In the event of overdue payment, additional interest will be charged at the annual interest rate 5% till the payment day.

17.                   In the event of relevant laws are amended during the period of the contract and the provisions of this contract are affected by such amendment, the amended provisions shall prevail from the promulgation date of such amendment.

18.                   This contract is made in duplicate and will take effect as of the date signed by the Parties. Each Party holds one copy. In the event of any litigation arising from this contract, the competent court shall be designated by the lessor.

19.                   The place and area drawing of the land hereunder is as set forth in the Annex.

The Parties to this Contract:

The Contractor (Lessee): Philips Electronic Building Elements Industries (Taiwan) Ltd

Representative or Legal Representative: Zhuang Junyuan

Address: 10 Jingwu Road, Nanzi Manufacturing and Export Zone, Kaohsiung City

Number of the Business License: 89002500

The Contractor (Lessor): Manufacturing and Export Zone Administrative Department,

Ministry of Economy

Legal Representative: Pan Dingbai

Address: 600 Jiachang Road, Nanzi District, Kaohsiung City

August 1, 2004

Annexed Drawing (93) Nanerjianzi No. 024

Heping section, Nanzi District, Kaohsiung City